Exhibit 1.01

Exterran Corporation
Conflict Minerals Report

Company and Product Overview

Exterran Corporation is a global market leader in the full-service natural gas compression business and a premier provider of operations, maintenance, service and equipment for oil and natural gas production, processing and transportation applications. We operate in three primary business lines: contract operations, aftermarket services, and product sales. As of the fourth quarter of 2017, Exterran has substantially exited the Belleli EPC business. As part of our business, we manufacture products for which gold, tantalum, tin and/or tungsten (collectively, “3TG materials”) are necessary to the functionality or production of our products. We are required to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended, as implemented through SEC Form SD (“Rule 13p-1”), which requires, among other things, that we file this Conflict Minerals Report (this “Report”). This Report covers the period from January 1, 2017 through December 31, 2017.

The products we manufacture include the following, many of which we have determined, based on our supplier responses, include 3TG materials:

•	Natural gas compression packages;

•	Equipment used in oil production, treating and processing of crude oil and natural gas;

•
Line heaters, oil and natural gas separators, glycol dehydration units, condensate stabilizers, dew point control plants, water treatment, mechanical refrigeration, cryogenic plants, skid-mounted production facilities;

•	Skid-mounted natural gas compression equipment;

•	Water treatment equipment, including Sabian BWS filters, P-KLONE Hydrocyclone separators, ONYX pumps, Gas Liquid Reactors, REVOLIFT flotation systems and gas flotation tanks; and

•
Marine and offshore equipment, including pressure vessels, FPSO (floating production, storage and offloading) process modules, terminal buoys, turrets, natural gas compression units and related equipment.

Conflict Minerals Program Overview

We have taken a number of steps to implement a conflict minerals compliance program, including:

•	We adopted a conflict minerals policy, which is publicly available on our website at www.exterran.com.

•	We assembled an internal team to support supply chain due diligence.

•	We worked to communicate expectations with regard to supplier performance, transparency and sourcing.

•	Working with our suppliers, we identified many of the smelters or refiners (“SORs”) in our supply chain and plan to take measures intended to increase the supplier response rate for our RCOI process.

•
We compared our reasonable country of origin inquiry (“RCOI”) results with information collected via independent conflict free smelter validation programs such as the Conflict Free Smelter Program sponsored by the Conflict Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”).

•	We report annually, as required by Rule 13p-1, on our sourcing due diligence efforts. This Report and the Form SD of which it is a part are publicly available on our website at www.exterran.com.

Rule 13p-1 requires that we conduct in good faith an RCOI that is reasonably designed to determine whether any of our 3TG materials originated in the Democratic Republic of the Congo or an adjoining country (each, a “covered country”). For 3TG materials that, based on our RCOI, we know originated in, or we have reason to believe may have, originated in, a covered country, Rule 13p-1 requires that we exercise due diligence on the source and chain of custody of such 3TG materials.

Our manufactured products were primarily assembled using components obtained from our suppliers. We are several tiers removed from mining operations and SORs and have no visibility into the upstream supply chain beyond our direct suppliers. We thus had to request our suppliers’ assistance in collecting information regarding the presence of 3TG materials in the components supplied to us and, if present, information regarding the sourcing of such 3TG materials.

Information on the presence and sourcing of 3TG materials in the components supplied to us was collected and stored using an online platform provided by a third party vendor, Source Intelligence (“SI”). This platform utilized the EICC-GeSI Conflict Minerals Due Diligence Template (the “EICC-GeSI Template”), which includes standard supply chain survey and information tracking methods, to determine whether our manufactured products contained 3TG materials minerals necessary to their functionality or production and to perform our RCOI. In an effort to increase awareness among our suppliers of our conflict minerals compliance program, as well as the applicable SEC regulations and related frequently asked questions (FAQs) concerning conflict minerals compliance, SI introduced each of our suppliers to the Conflict Minerals Supplier Resource Center maintained by SI on its website. We undertook this step as an elevated tool to facilitate a deeper understanding of our conflicts minerals program and why we are requesting information from them.

Reasonable Country of Origin Inquiry

For 2017, we identified 1,704 suppliers as having supplied components to us that were included in products we manufactured. An introduction email was sent to each supplier describing the compliance requirements and requesting that the supplier complete the EICC-GeSI Template to provide information regarding the presence and sourcing of any 3TG materials in the components supplied to us. Suppliers that were not able to be reached through email were contacted via telephone or fax. Following the initial introductions to the program and information request, at least three additional requests (via email, telephone or fax) were made to each non-responsive supplier requesting completion of the EICC-GeSI Template. Suppliers that remained non-responsive to these repeated requests were contacted multiple times by email and offered assistance. This assistance included, but was not limited to, further information regarding our 3TG materials compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the supplier could provide the required information.

Suppliers were requested to provide information regarding whether 3TG materials were necessary to the functionality or production of the components supplied to us and whether such 3TG materials were sourced from one of the covered countries. Suppliers were further requested to provide information regarding the source and chain of custody of the 3TG materials, in an attempt to trace the 3TG materials to the SORs in which they were processed.

Supplier responses were evaluated for plausibility, consistency and completeness. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG materials in the components supplied to us, incomplete data on the EICC-GeSI Template, responses that did not identify SORs, responses indicating the sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through further analysis and research.

Of the 1,704 suppliers we identified as having supplied components to us that were included in products we manufactured, approximately 34% completed the EICC- GeSI Template as requested. Of these responsive suppliers, 15% indicated that one or more of the 3TG materials were necessary to the functionality or production of the components supplied to us. As part of our RCOI efforts, these suppliers were asked to provide information regarding the sourcing of their 3TG materials with the ultimate goal of identifying the corresponding SORs and associated mine countries or region. Based on information provided by these suppliers and additional information maintained by SI on verified SORs, there was an indication of sourcing from a covered country for 60 out of 312 verified SORs. In accordance with Rule 13p-1, we exercised due diligence on the source and chain-of-custody of the 3TG materials sourced from these SORs.

Due Diligence Framework

Design of the Due Diligence Framework
The Company’s due diligence framework has been designed to conform to the due-diligence-related steps of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Materials from Conflict-Affected and High-Risk Areas, Second Edition.

Description of Due Diligence Measures Performed
There was a significant overlap between our RCOI efforts and our due diligence measures performed on SORs possibly sourcing 3TGs from a covered country. SI collected detailed information regarding the SORs, including SORs in our supply chain identified as possibly sourcing 3TGs from a covered country. SI collected SOR data submitted by our suppliers and compared it against its existing database of SORs, which contains information concerning which companies are exclusively recyclers, mine country of origin information and any “conflict free” certification by a recognized industry group that requires an independent private sector account of the SOR. Where supplier responses to SI’s inquiries listed entities that are not verified SORs, SI sought further clarification. For SORs known or thought to be sourcing 3TGs from a covered country, SI conducted additional investigations to determine the source and chain-of-custody of its 3TGs. SI relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”:

◦	CFSI Conflict-Free Smelter Program;

◦	London Bullion Market Association Good Delivery Program; and

◦	Responsible Jewelry Council Chain-of-Custody Certification.

For SORs not certified by one of these internationally recognized groups, SI attempted to contact the SOR to get more information about their sourcing practices, including the country of origin and transfer and whether there are any internal due diligence procedures in place or other processes the SOR takes to track chain-of-custody or other sources of its 3TG materials. SI also conducted internal research to determine whether there were any outside sources of information regarding the SORs sourcing practices. Up to three additional contact attempts were made by SI to gather information on mine country-of-origin and sourcing practices.

Measures to Address Risks within the Supply Chain

In preparation for the due diligence performed for the reporting period, the Company worked with SI to improve the processes implemented last year. The Company intends to continue its due diligence efforts on the source and supply chain of its conflict minerals and to mitigate the risk that its conflict minerals benefit armed groups in the covered countries, including by working with SI to continue providing assistance and education for conflict minerals programs for our suppliers so that the compliance requirements can flow to more levels of our supply chain.

TABLE 1
Smelter/Refiner Disclosure

Set forth below are the known SORs that processed the 3TG materials present in our manufactured products and the possible countries of origin of such 3TG materials. The Company’s efforts to determine the mine or location of origin of these 3TGs are described above in this Conflicts Minerals Report.

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	RJC, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	RMAP
Gold	So Accurate Group, Inc.	CID001754	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	LBMA, RMAP
Tin	Soft Metais Ltda.	CID001758	Brazil	RMAP
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Tin	Metallic Resources, Inc.	CID001142	United States	RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	RMAP
Tin	Metallo Belgium N.V.	CID002773	Belgium	RMAP
Gold	Advanced Chemical Company	CID000015	United States	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	RMAP
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CID002645	China	RMAP - Active
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	LBMA, RJC, RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	RJC, RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	RMAP
Gold	Metalor Technologies S.A.	CID001153	Switzerland	LBMA, RJC, RMAP
Tungsten	ACL Metais Eireli	CID002833	Brazil	RMAP
Gold	Metalor USA Refining Corporation	CID001157	United States	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	LBMA, RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	RMAP
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	RMAP
Tin	CV Dua Sekawan	CID002592	Indonesia	RMAP
Tin	CV Tiga Sekawan	CID002593	Indonesia	RMAP
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China	RMAP
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	RMAP
Gold	Geib Refining Corporation	CID002459	United States	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	RMAP
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	RMAP
Tungsten	Moliren Ltd.	CID002845	Russian Federation	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	L'Orfebre S.A.	CID002762	Andorra	RMAP - Active
Gold	Al Etihad Gold LLC	CID002560	United Arab Emirates	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	RMAP
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia	RMAP
Gold	Morris and Watson Gold Coast	CID002866	Australia
Gold	Pease & Curren	CID002872	United States
Gold	SAAMP	CID002761	France	RJC, RMAP
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China	RMAP
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	LBMA, RJC, RMAP
Gold	Tony Goetz NV	CID002587	Belgium
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	RMAP
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	RMAP
Tin	Mineracao Taboca S.A.	CID001173	Brazil	RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	LBMA, RMAP
Tin	Minsur	CID001182	Peru	RMAP
Tin	Alpha	CID000292	United States	RMAP
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	RMAP
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Mitsubishi Materials Corporation	CID001188	Japan	LBMA, RMAP
Tin	Mitsubishi Materials Corporation	CID001191	Japan	RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	LBMA, RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	LBMA, RMAP
Tantalum	NPM Silmet AS	CID001200	Estonia	RMAP
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	LBMA, RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	T.C.A S.p.A	CID002580	Italy	LBMA, RMAP
Gold	African Gold Refinery	CID003185	Uganda
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	LBMA, RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	RMAP
Gold	Asahi Pretec Corp.	CID000082	Japan	LBMA, RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	RMAP
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	RMAP
Tantalum	Asaka Riken Co., Ltd.	CID000092	Japan	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	RMAP
Gold	Bangalore Refinery	CID002863	India	RMAP - Active

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	RMAP
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Gold	Aurubis AG	CID000113	Germany	LBMA, RMAP
Tungsten	Niagara Refining LLC	CID002589	United States	RMAP
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	RMAP
Tantalum	H.C. Starck Inc.	CID002548	United States	RMAP
Tantalum	H.C. Starck Ltd.	CID002549	Japan	RMAP
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	RMAP
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	RMAP
Gold	Nihon Material Co., Ltd.	CID001259	Japan	LBMA, RMAP
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	RMAP
Tantalum	Telex Metals	CID001891	United States	RMAP
Tin	Thaisarco	CID001898	Thailand	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	LBMA, RMAP
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of	RMAP - Active
Tin	PT Bangka Serumpun	CID003205	Indonesia	RMAP
Tin	Pongpipat Company Limited	CID003208	Myanmar
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	LBMA, RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	RMAP
Gold	HeeSung Metal Ltd.	CID000689	Korea, Republic of	RMAP
Gold	Heimerle + Meule GmbH	CID000694	Germany	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	LBMA, RJC, RMAP
Gold	Boliden AB	CID000157	Sweden	LBMA, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Torecom	CID001955	Korea, Republic of	RMAP
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam	RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	LBMA, RJC, RMAP
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	RMAP
Gold	Elemetal Refining, LLC	CID001322	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	RMAP
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	LBMA, RMAP
Gold	Caridad	CID000180	Mexico

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	LBMA, RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	RMAP
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	RMAP
Gold	Umicore Brasil Ltda.	CID001977	Brazil	LBMA, RMAP
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	RJC, RMAP
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	RMAP
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	RMAP
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	RMAP
Gold	PAMP S.A.	CID001352	Switzerland	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	United States	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	RMAP
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	RMAP
Gold	Chimet S.p.A.	CID000233	Italy	LBMA, RMAP
Gold	Valcambi S.A.	CID002003	Switzerland	LBMA, RJC, RMAP
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam	RMAP
Tin	China Tin Group Co., Ltd.	CID001070	China	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	LBMA, RMAP
Gold	Chugai Mining	CID000264	Japan
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	China
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	LBMA, RMAP
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	RMAP
Tantalum	Power Resources Ltd.	CID002847	Macedonia, The Former Yugoslav Republic Of	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	RMAP
Tin	Gejiu Jinye Mineral Company	CID002859	China	RMAP
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	RMAP - Active
Tin	PT Bangka Prima Tin	CID002776	Indonesia	RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	LBMA, RMAP
Tin	PT Bangka Tin Industry	CID001419	Indonesia	RMAP
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	LBMA, RMAP
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	RMAP
Tin	PT Bukit Timah	CID001428	Indonesia	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Istanbul Gold Refinery	CID000814	Turkey	LBMA, RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	RMAP
Gold	Italpreziosi	CID002765	Italy	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	RMAP
Tin	PT DS Jaya Abadi	CID001434	Indonesia	RMAP
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia	RMAP
Tin	PT Inti Stania Prima	CID002530	Indonesia	RMAP
Gold	Japan Mint	CID000823	Japan	LBMA, RMAP
Tin	PT Karimun Mining	CID001448	Indonesia	RMAP
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	RMAP
Tin	PT Mitra Stania Prima	CID001453	Indonesia	RMAP
Tin	PT Panca Mega Persada	CID001457	Indonesia	RMAP
Tin	CV Ayi Jaya	CID002570	Indonesia	RMAP
Tin	PT Prima Timah Utama	CID001458	Indonesia	RMAP
Tin	CV Gita Pesona	CID000306	Indonesia	RMAP
Tin	PT Refined Bangka Tin	CID001460	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	RMAP
Tin	PT Premium Tin Indonesia	CID000313	Indonesia	RMAP
Tin	CV United Smelting	CID000315	Indonesia	RMAP
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	RMAP
Tin	PT Sumber Jaya Indah	CID001471	Indonesia	RMAP
Tantalum	D Block Metals, LLC	CID002504	United States	RMAP
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	RMAP
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia	RMAP
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	LBMA, RMAP
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	RMAP
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	RMAP
Tin	PT Tommy Utama	CID001493	Indonesia	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	RMAP
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic of	RMAP
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	RMAP
Gold	PX Precinox S.A.	CID001498	Switzerland	LBMA, RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	RMAP
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China	RMAP
Gold	Yamakin Co., Ltd.	CID002100	Japan	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Tantalum	QuantumClean	CID001508	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	RMAP
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	LBMA, RMAP
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	RMAP
Gold	NH Recytech Company	CID003189	Korea, Republic of	RMAP - Active
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China	RMAP
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	RMAP
Gold	Asahi Refining USA Inc.	CID000920	United States	LBMA, RMAP
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	LBMA, RMAP
Gold	JSC Uralelectromed	CID000929	Russian Federation	LBMA, RMAP
Gold	Republic Metals Corporation	CID002510	United States	LBMA, RMAP
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	LBMA, RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	RMAP
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	RMAP
Gold	AU Traders and Refiners	CID002850	South Africa	RJC, RMAP
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Tin	Yunnan Tin Company Limited	CID002180	China	RMAP
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan	LBMA, RMAP
Gold	Royal Canadian Mint	CID001534	Canada	LBMA, RMAP
Tin	Rui Da Hung	CID001539	Taiwan	RMAP
Gold	Remondis Argentia B.V.	CID002582	Netherlands	RMAP - Active
Tantalum	KEMET Blue Metals	CID002539	Mexico	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	RMAP
Tantalum	Kemet Blue Powder	CID002568	United States	RMAP
Gold	Sai Refinery	CID002853	India
Gold	Universal Precious Metals Refining Zambia	CID002854	Zambia
Tungsten	Kennametal Fallon	CID000966	United States	RMAP
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	RMAP - Active
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	RMAP - Active
Tungsten	Kennametal Huntsville	CID000105	United States	RMAP
Gold	Safimet S.p.A	CID002973	Italy	RMAP
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	SAFINA A.S.	CID002290	Czech Republic	RMAP - Active
Gold	Kennecott Utah Copper LLC	CID000969	United States	LBMA, RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	RMAP - Active
Gold	Dowa	CID000401	Japan	RMAP

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications
Tin	Dowa	CID000402	Japan	RMAP
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	RMAP
Tantalum	Duoluoshan	CID000410	China
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	RMAP
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	RMAP
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	LBMA, RMAP
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	RMAP
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	LBMA, RMAP
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands	LBMA, RMAP
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan	RMAP
Tin	PT Lautan Harmonis Sejahtera	CID002870	Indonesia	RMAP
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	LBMA, RMAP
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	LBMA, RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	RMAP
Tin	Super Ligas	CID002756	Brazil
Tin	Metallo Spain S.L.U.	CID002774	Spain	RMAP
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	LBMA, RMAP
Tin	EM Vinto	CID000438	Bolivia	RMAP
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	RMAP
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	LBMA, RMAP
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Tantalum	Exotech Inc.	CID000456	United States	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	RMAP
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	LBMA, RMAP
Tantalum	LSM Brasil S.A.	CID001076	Brazil	RMAP
Tin	Fenix Metals	CID000468	Poland	RMAP
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	RMAP
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	China	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	RMAP
Gold	Marsam Metals	CID002606	Brazil	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	LBMA, RMAP
Gold	Materion	CID001113	United States	RMAP

TABLE 2
Country of Origin

Metal	Country of Origin	Metal	Country of Origin
Tungsten	Korea, Republic of	Tungsten	Israel
Tungsten	Viet Nam	Tungsten	Laos
Tungsten	Germany	Tungsten	Austria
Tungsten	Belgium	Tungsten	Spain
Tungsten	Peru	Tungsten	France
Tungsten	Zimbabwe	Tungsten	Myanmar
Tungsten	Australia	Tungsten	Thailand
Tungsten	Mongolia	Tungsten	Japan
Tungsten	Guyana	Tungsten	Malaysia
Tungsten	Colombia	Tungsten	Brazil
Tungsten	Ireland	Tungsten	Suriname
Tungsten	Canada	Gold	Hong Kong
Tungsten	Ivory Coast	Gold	Indonesia
Tungsten	India	Gold	United Kingdom
Tungsten	Sierra Leone	Gold	Japan
Tungsten	Switzerland	Gold	United States
Tungsten	Ethiopia	Gold	China
Tungsten	Chile	Gold	Australia
Tungsten	Estonia	Gold	Canada
Tungsten	Ecuador	Gold	Austria
Tungsten	Bolivia	Gold	Chile
Tungsten	Russian Federation	Gold	Taiwan
Tungsten	Madagascar	Gold	Czech Republic
Tungsten	United States	Gold	Namibia
Tungsten	Hungary	Gold	Slovakia
Tungsten	Singapore	Gold	France
Tungsten	United Kingdom	Gold	Myanmar
Tungsten	Luxembourg	Gold	Nigeria
Tungsten	Argentina	Gold	Estonia
Tungsten	Cambodia	Gold	India
Tungsten	Nigeria	Gold	Portugal
Tungsten	China	Gold	Malaysia
Tungsten	Djibouti	Gold	Suriname
Tungsten	Czech Republic	Gold	Spain
Tungsten	Portugal	Gold	Kazakhstan
Tungsten	Netherlands	Gold	Peru
Tungsten	Egypt	Gold	Sierra Leone
Tungsten	Taiwan	Gold	Hungary
Tungsten	Kazakhstan	Gold	Argentina
Tungsten	Indonesia	Gold	Bolivia
Tungsten	Slovakia	Gold	Brazil
Tungsten	Namibia	Gold	Netherlands
Gold	Thailand	Tin	Russian Federation

Metal	Country of Origin	Metal	Country of Origin
Gold	Laos	Tin	Ethiopia
Gold	Zimbabwe	Tin	Belgium
Gold	Ecuador	Tin	Canada
Gold	Korea, Republic of	Tin	Australia
Gold	Ivory Coast	Tin	Brazil
Gold	Viet Nam	Tin	United States
Gold	Belgium	Tin	Peru
Gold	Luxembourg	Tin	Portugal
Gold	Djibouti	Tin	Suriname
Gold	Mongolia	Tin	Viet Nam
Gold	Switzerland	Tin	Cambodia
Gold	Israel	Tin	Switzerland
Gold	Cambodia	Tin	Japan
Gold	Colombia	Tin	India
Gold	Guyana	Tin	Hungary
Gold	Germany	Tin	Israel
Gold	Ethiopia	Tin	Czech Republic
Gold	Egypt	Tin	Mongolia
Gold	Madagascar	Tin	Thailand
Gold	Russian Federation	Tin	France
Gold	Singapore	Tin	Ivory Coast
Tungsten	Rwanda	Tin	Madagascar
Tungsten	Burundi	Tin	Sierra Leone
Tungsten	DRC- Congo (Kinshasa)	Tin	United Kingdom
Tungsten	Niger	Tin	Bolivia
Tin	Guyana	Tin	Zimbabwe
Tin	Egypt	Tin	China
Tin	Colombia	Tin	Luxembourg
Tin	Namibia	Tin	Chile
Tin	Korea, Republic of	Tin	Myanmar
Tin	Ecuador	Tin	Kazakhstan
Tin	Netherlands	Tin	Slovakia
Tin	Ireland	Tin	Singapore
Tin	Malaysia	Tin	Taiwan
Tin	Germany	Tin	Djibouti
Tin	Estonia	Tin	Spain
Tin	Austria	Gold	Mexico
Tin	Argentina	Gold	Ireland
Tin	Laos	Tantalum	Peru
Tin	Nigeria	Tantalum	Japan
Tin	Indonesia	Tantalum	Czech Republic
Tantalum	Cambodia	Tantalum	Guyana
Tantalum	Sierra Leone	Tantalum	Myanmar
Tantalum	Egypt	Tantalum	Korea, Republic of
Tantalum	Argentina	Tantalum	Chile

Metal	Country of Origin	Metal	Country of Origin
Tantalum	Viet Nam	Tantalum	Kazakhstan
Tantalum	Ecuador	Tantalum	Switzerland
Tantalum	Madagascar	Tantalum	Russian Federation
Tantalum	Colombia	Tin	DRC- Congo (Kinshasa)
Tantalum	Ethiopia	Tantalum	Jersey
Tantalum	Estonia	Tantalum	Spain
Tantalum	Luxembourg	Tantalum	South Africa
Tantalum	Hungary	Tantalum	Mozambique
Tantalum	Malaysia	Tantalum	Kenya
Tantalum	United States	Tungsten	No known country of origin.
Tantalum	Indonesia	Tungsten	Mozambique
Tantalum	China	Gold	South Africa
Tantalum	Ireland	Gold	Sweden
Tantalum	Bolivia	Gold	Recycle/Scrap
Tantalum	United Kingdom	Tin	No known country of origin.
Tantalum	Portugal	Tantalum	No known country of origin.
Tantalum	Belgium	Gold	No known country of origin.
Tantalum	Djibouti	Gold	Philippines
Tantalum	Austria	Tantalum	Central African Republic
Tantalum	Slovakia	Tantalum	Congo (Brazzaville)
Tantalum	Germany	Tantalum	Rwanda
Tantalum	Nigeria	Tantalum	South Sudan
Tantalum	Israel	Tantalum	Zambia
Tantalum	France	Tantalum	Uganda
Tantalum	Suriname	Tantalum	Burundi
Tantalum	Canada	Tantalum	DRC- Congo (Kinshasa)
Tantalum	Ivory Coast	Tantalum	Angola
Tantalum	Mongolia	Tantalum	Tanzania
Tantalum	Laos	Gold	DRC- Congo (Kinshasa)
Tantalum	Namibia	Gold	Zambia
Tantalum	Singapore	Gold	Uzbekistan
Tantalum	Australia	Tin	Sweden
Tantalum	Netherlands	Tin	Recycle/Scrap
Tantalum	Thailand	Tin	Jersey
Tantalum	Zimbabwe	Gold	Papua New Guinea
Tantalum	India	Gold	Congo (Brazzaville)
Tantalum	Taiwan	Gold	Mozambique
Tantalum	Brazil	Tin	Papua New Guinea
Gold	New Zealand	Tin	Angola
Tin	Turkey	Tantalum	Niger
Gold	Turkey	Gold	Jersey
Gold	United Arab Emirates	Gold	Finland
Gold	Saudi Arabia	Tin	Philippines
Gold	Italy	Tantalum	Belarus
Gold	Guinea	Tin	Mexico

Metal	Country of Origin	Metal	Country of Origin
Tantalum	Philippines	Tungsten	Philippines
Gold	Niger	Tin	Uzbekistan
Gold	Burundi	Tin	Mozambique
Gold	Armenia	Tin	Kyrgyzstan
Gold	Rwanda	Tin	Armenia
Tungsten	Angola	Tin	Niger
Tungsten	Tanzania	Tungsten	Guinea
Tungsten	Central African Republic	Tungsten	Papua New Guinea
Tungsten	South Sudan	Tantalum	Poland
Tungsten	Congo (Brazzaville)	Tantalum	Italy
Tungsten	Uganda	Gold	Ghana
Tungsten	Zambia	Gold	Tanzania
Tantalum	Mexico	Gold	Mali
Tungsten	Mexico	Gold	Bermuda
Tantalum	Recycle/Scrap	Tin	Hong Kong
Tin	Central African Republic	Gold	Kyrgyzstan
Tin	Tanzania	Tantalum	Ghana
Tin	Morocco	Tantalum	Mali
Tin	South Sudan	Tantalum	Guinea
Tin	Rwanda	Tungsten	Recycle/Scrap
Tin	Uganda	Tungsten	South Africa
Tin	Poland	Gold	Poland
Tin	Congo (Brazzaville)	Gold	Tajikistan
Tin	Zambia	Tin	South Africa
Tin	Burundi	Tin	Kenya

Independent Private Sector Audit
We have determined that a private sector audit is not required under Rule 13p-1 for 2017.